Exhibit 99

EARL SCHEIB, INC.

News Release

[For immediate release]

EARL SCHEIB, INC. TO TERMINATE SEC REPORTING AND DELIST FROM AMEX

SHERMAN OAKS, CA, FEBRUARY 23, 2005.  Earl Scheib, Inc. (AMEX: ESH) announced today that it intends to delist its Capital Stock from the American Stock Exchange (AMEX) and to file a Form 15 with the Securities and Exchange Commission (SEC) in order to terminate registration of its Capital Stock and suspend the filing of current and periodic reports.  The Company has submitted to the AMEX notice of its intent to withdraw from listing, and filed an application for voluntary delisting with the SEC.

The Company’s board of directors considered several factors in making this decision, including the following:

•                                          The number of stockholders of record;

•                                          The limited trading activity and public float of the Company’s stock; ,

•                                          The significant expense of maintaining the listing of the Company’s stock on the AMEX, including compliance with the Securities Exchange Act of 1934 and the provisions added by the Sarbanes-Oxley Act of 2002.

The board of directors concluded that in light of the lack of an active trading market for the Company’s stock and the Company’s intent not to access the public capital markets for its foreseeable financing needs, the advantages of being a public company are outweighed by the significant accounting, legal, competitive and administrative costs associated with the reporting requirements for public companies.  The Company believes that these costs can only be expected to increase due to recent legislation and the continuing expansion of laws and regulations affecting public companies.  The board of directors believes that delisting from the AMEX and deregistration will result in significant savings to the Company, permit management to focus more completely on the Company’s business operations and enable the Company to redeploy those resources to create value for its stockholders.  The Company intends to continue (i) to report to its stockholders in accordance with Delaware law and its Bylaws, (ii) to report its quarterly and annual financial results in press releases, (iii) to engage an independent accounting firm to perform an annual audit of the Company’s financial statements and (iv) to maintain many of the corporate governance improvements the Company has made in recent years.

Upon the filing of the Form 15, the Company’s obligation to file certain reports and forms with the SEC, including Forms 10-K, 10-Q and 8-K will cease immediately.  The Company expects the deregistration to become effective within ninety days of the filing with the SEC.  The Company anticipates that its Capital Stock will be quoted on the Pink Sheets(R), a centralized electronic quotation service for over-the-counter securities, following delisting from the AMEX and deregistration, to the extent market makers demonstrate an interest in trading in the Company’s stock.  However, the Company can give no assurance that trading in its stock will continue in the Pink Sheets or in any other forum.

Earl Scheib, Inc., founded in 1937, is a nationwide operator of 108 auto paint and body shops located in approximately 100 cities throughout the United States.  In addition, through a wholly-owned subsidiary, Earl Scheib, Inc. manufactures paint coating systems that are used not only by its paint and body shops, but are also sold to original equipment manufacturers.  For more information, visit Earl Scheib on the web at www.earlscheib.com.

“Safe-Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Written and oral statements made by the Company that are not historic in nature are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995, including statements made in this news release and in filings with the Securities and Exchange Commission.  Generally, the words “believe”, “expect”, “hope”, “intend”, “estimate”, “anticipate”, “plan”, “will”, “project”, and similar expressions identify forward-looking statements.  All statements which address operating performance, events, developments or strategies that the Company expects or anticipates in the future are forward-looking statements.

Forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the Company’s past experience or current expectations.  The risks and uncertainties that may impact forward-looking statements include the following: the outcome of the Company’s application for delisting from the AMEX and deregistration under the Exchange Act, uncertainty whether trading in the Company’s Capital Stock will continue on the Pink Sheets or any other forum after delisting and deregistration, whether the Company will realize significant savings from the termination of public reporting or successfully re-allocate management resources, and the other factors discussed in the Company’s reports filed with the Securities and Exchange Administration.

For More Information

David I. Sunkin

Vice President & General Counsel

(818) 981-9992 x160